Exhibit 99.1

Edge Petroleum Announces Second Quarter Financial Results With Record
Net Income, Increases in Capital Budget and Provides Updated 2005 Guidance

HOUSTON, July 27 /PRNewswire-FirstCall/ -- EDGE PETROLEUM CORPORATION (Nasdaq: EPEX) today reported financial results for the second quarter of 2005 and provided updated 2005 guidance. Net income for the second quarter of 2005 was the highest ever reported at $7.2 million compared to $3.9 million in the second quarter of 2004, an increase of 87%. Highlights included:

*	Second quarter average production was 44.6 MMcfe per day as compared to 32.1 MMcfe per day for the same period in 2004, an increase of 39%.
*	Second quarter, Edge reported production of 4.1 Bcfe as compared to 2.9 Bcfe for the same period in 2004.
*	Revenue for the second quarter of 2005 was the highest ever reported by Edge at $26.2 million as compared to $15.8 million for the same period in 2004.
*

Second quarter results were impacted by non-cash unrealized derivative gains on our oil collars. The Company does not apply cash flow hedge accounting to these economic hedges and as a result, pre-tax gains of $328,756 and $133,795 were included in loss/gain on hedging and derivatives for the three-month period ended June 30, 2005 and 2004, respectively.

*

Pro forma second quarter 2005 net income was $6.9 million as compared to $4.0 million for the second quarter of 2004, an increase of 74%. Pro forma net income, before the impact of deferred compensation related to FIN 44 and unrealized derivative activity, is a non-GAAP measure and is reconciled to GAAP net income in the table below.

Production for the second quarter and first half of 2005 was 4.1 Bcfe and 8.3 Bcfe, respectively. This compares to production for the prior year second quarter of 2.9 Bcfe and first half of 2004 of 6.1 Bcfe. Our average realized price was $6.46 per Mcfe for the second quarter of 2005 compared to $5.43 per Mcfe for the comparable prior year second quarter. For the six months ended June 30, 2005, our average realized price was $5.95 per Mcfe compared to $5.21 per Mcfe in the same prior year period.

As a result of higher production from properties acquired at year-end 2004 and our drilling results, and higher average realized prices, we reported an increase in revenue of 65% for the second quarter and 55% for the first half of 2005 compared to the same periods in 2004, respectively. Revenue for the second quarter of 2005 was $26.2 million compared to $15.8 million in the same period of 2004. Revenue for the first half of 2005 was $49.2 million compared to $31.7 million in the first half of 2004.

Total operating expenses for the second quarter and first half of 2005 were $15.1 million and $30.7 million, respectively, compared to $9.8 million and $20.4 million for the same periods in 2004. Depletion costs for the second quarter of 2005 totaled $8.8 million and averaged $2.18 per Mcfe compared to $5.0 million for the second quarter of 2004 that averaged $1.72 per Mcfe. For the first half of 2005, depletion totaled $17.4 million, or an average of $2.10 per Mcfe, compared to $10.2 million or an average of $1.67 per Mcfe for the same period in 2004. Other general and administrative (G&A) costs for the second quarter of 2005, which does not include deferred compensation expense, were $2.4 million, 36% higher than the comparable prior year period total of $1.7 million due to higher compensation costs, franchise tax expense, regulatory filing costs and rent for added office space. For the first half of 2005, other G&A costs, excluding deferred compensation, totaled $4.8 million, 33% higher than the comparable 2004 period.

During the second quarter and first half of 2005, we recorded a non-cash credit of $90,259 and a charge of $171,645, respectively, as compared to charges of $337,386 and $1.4 million for the same periods in 2004 as required by Financial Accounting Standards Board Interpretation No. (FIN) 44, “Accounting for Certain Transactions Involving Stock Compensation.” Edge had 150,750 options with a strike price of $7.0625 per share and 9,000 options with a strike price of $7.28 per share outstanding as of June 30, 2005, subject to FIN 44 requirements. The average price used to calculate the compensation expense was $15.68 per share at June 30, 2005, as compared to $16.25 at March 31, 2005 and $14.66 at December 31, 2004.

          Below is a recap of net income and pro forma net income excluding the impact of deferred compensation related to FIN 44 and the unrealized derivative activity:

	Three Months Ended June 30,		Six Months Ended June 30,

	2005	2004	2005	2004

Net Income	$7,209,512	$3,856,081	$11,933,042	$7,139,317
Add:
Deferred Compensation - repriced options (credit) charge	(90,259)	337,386	171,645	1,448,485
Tax impact	31,591	(118,085)	(60,076)	(506,970)
Net Deferred Compensation - repriced options	(58,668)	219,301	111,569	941,515
Add:
Unrealized derivative loss (gain)	(328,756)	(133,795)	554,074	(179,261)
Tax impact	115,065	46,828	(193,926)	62,741
Net Unrealized derivative loss (gain)	(213,691)	(86,967)	360,148	(116,520)
Pro Forma Net Income(A)	$6,937,153	$3,988,415	$12,404,759	7,964,312

(A)

This information is provided because management believes exclusion of the impact of deferred compensation related to FIN 44 and the impact of the Company’s derivatives not accounted for as cash flow hedges will help investors compare results between periods and identify operating trends that could otherwise be masked by these items and to highlight the impact that commodity price volatility may have on our results.

Second quarter 2005 net income was $7.2 million or basic earnings per share of $0.42 and diluted earnings per share of $0.40. Net income for the same period a year ago was $3.9 million or $0.30 basic earnings per share and $0.28 diluted earnings per share. Excluding deferred compensation related to FIN 44 and the unrealized gain on the oil derivative, pro forma net income for the second quarter of 2005 was $6.9 million, or basic earnings per share of $0.41 and diluted earnings per share of $0.39 compared to $4.0 million, or basic earnings per share of  $0.31 and diluted earnings per share of $0.29 for the same period in 2004.

Net income for the first half of 2005 was $11.9 million, or basic earnings per share of $0.70 and diluted earnings per share of $0.67, an increase in net income of 67% compared to the same period a year ago of $7.1 million, or basic earnings per share of $0.56 and diluted earnings per share of $0.53. Excluding deferred compensation related to FIN 44 and the unrealized non-cash loss/gain on our oil derivative, pro forma net income for the first half of 2005 increased 56% totaling $12.4 million, or basic earnings per share of $0.73 and diluted earnings per share of $0.70, compared to pro forma net income for the first half of 2004 of $8.0 million or basic earnings per share of $0.62 and diluted earnings per share of $0.59.

Net cash flow provided by operating activities for the second quarter of 2005 was $15.8 million as compared to $10.8 million for the same period in 2004. Net cash flow provided by operating activities before working capital changes for the second quarter of 2005 was $20.0 million compared to $11.5 million for the same period in 2004. For the first half of 2005, net cash flow provided by operating activities was $33.7 million and net cash flow provided by operating activities before working capital changes was $37.2 million. Net cash flow provided by operating activities and net cash flow provided by operating activities before working capital changes for the first half of 2004 was $23.2 million and $23.0 million, respectively. See the attached schedule for a reconciliation of net cash flow provided by operating activities to net cash flow provided by operating activities before working capital changes.

Debt at June 30, 2005 was $13.0 million as compared to $20.0 million at December 31, 2004 and $18.0 million at June 30, 2004. The ratio of debt to total capital at June 30, 2005 was 7.1% as compared to 11.7% at December 31, 2004.

Updating operations, Edge has drilled 24 wells through July 27 of 2005, all but one of which was successful. Currently, the Company has five wells in the process of being drilled. Edge anticipates drilling an additional 11 to 13 wells during the third quarter. Edge also announced that its Board of Directors has approved a $13.1 million increase to its capital expenditure budget for 2005. The majority of the increase, which takes the new budget to $76 million for the full year 2005, is allocated $9 million to land, $2.4 million to facilities and recompletions and $0.4 million to seismic. The Company also noted that the capital budget could be further increased to accommodate an increase in wells, as and when additional drilling rigs become available. Edge will elaborate on its expanded capital budget during its upcoming quarterly conference call.

Michael G. Long, Edge’s Executive Vice President and CFO, commented on the financial results for the quarter noting, “We are very pleased with all aspects of our financial results for the quarter and six months. Our healthy financial condition has put us in a position where we can increase our capital expenditure budget without sacrificing our financial flexibility. We plan to use our increased budget to build our future potential in all of our core areas as well as to fund the initiation of our activities, on a selected basis, in two shale gas plays. In addition, we still expect to have the capacity to fund an increase in our drilling activities as and when rigs become available. Unfortunately, we have not been successful in contracting additional drilling rigs as we would like, primarily in South Texas and this has caused us to adjust our production guidance downward for the second half of 2005. The prospects, when drilling is deferred, are not lost to us and we are continuing to focus all of our efforts on the execution of our plan.”

Edge’s guidance for the third quarter and full year, compared to actual results from 2004, is shown below.

	Third Quarter 2005	Full Year 2005	Second Quarter Actual 2005	Actual Full Year 2004

Production, Bcfe	4.0 - 4.2	16.9 to 17.4	4.1	12.1
Operating Costs/Mcfe Oil and Natural Gas
Operating Expenses	$0.46 - $0.50	$0.45 - $0.50	$ 0.44	$ 0.41
Production Taxes	$0.48 - $0.52	$0.45 - $0.50	$ 0.44	$ 0.36
G&A (A)	$0.52 - $0.56	$0.50 - $0.55	$ 0.58	$ 0.65
Depletion	$2.15 - $2.20	$2.15 - $2.20	$ 2.18	$ 1.78
Interest and other	$0.02 - $0.04	$0.02 - $0.05	$ 0.00	$ 0.04

(A)	Assumes no non-cash, FIN 44 related charges or restricted stock amortization.

          In the normal course of business we enter into hedging transactions, including commodity price collars, swaps and floors to mitigate our exposure to commodity price movements, but not for trading or speculative purposes. Price-risk management transactions in place as of June 30, 2005 for the second half of 2005 are shown below. We have no hedging contracts extending beyond December 31, 2005 and have not changed any of our hedging positions since January 1, 2005.

DERIVATIVES & HEDGES

Time Period	Volumes per day	Price Floor	Price Cap

Third Quarter 2005	10,000 Mmbtu	$5.00	$7.67
	10,000 Mmbtu	$6.00	$9.52
	200 BBl	$35.00	—
	290 BBl	—	$40.00
Fourth Quarter 2005	10,000 Mmbtu	$6.00	$9.52
	200 BBl	$35.00	—
	290 BBl	—	$40.00

All natural gas prices are settled monthly at Houston Ship Channel and crude oil prices are settled at West Texas Intermediate Light Sweet Crude Oil.

Edge Petroleum Corporation is a Houston-based independent energy company that focuses its exploration, production and marketing activities in selected onshore basins of the United States. Edge common stock is listed on the NASDAQ National Market under the symbol “EPEX”.

Edge will discuss operations and financial results with any interested parties during its conference call on July 28, 2005 at 1:30 p.m. CDT. Interested parties may participate by dialing 800-683-1575 (ID#: Edge). The call will also be webcast and can be accessed by logging onto the web at http://phx.corporate-ir.net/phoenix.zhtml?p=irol- eventDetails&c=98341&eventID=1100200 . If you are unable to participate during the live webcast, the call will be archived at http://www.edgepet.com in the Investor Relations page of the site.

Statements regarding production volumes, drilling activity, hedging levels, all guidance, forecasts for the third quarter and full year 2005, including production and operating costs, performance goals and other statements that are not historical facts contain predictions, estimates and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Important factors that could cause actual results to differ materially from those included in the forward-looking statements include the timing and extent of changes in commodity prices for oil and gas, the need to develop and replace reserves, environmental risks, drilling and operating risks, risks related to exploration and development, the availability of drilling rigs, uncertainties about the estimates of reserves, competition, government regulation and the ability of the company to meet its stated business goals.

EDGE PETROLEUM CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,

	2005	2004	2005	2004

OIL AND NATURAL GAS
REVENUE
Oil and natural gas sales	$26,228,287	$16,225,435	$50,156,976	$32,021,926
Gain (Loss) on hedging and derivatives	(17,834)	(378,031)	(1,002,678)	(359,865)
Total revenue	26,210,453	15,847,404	49,154,298	31,662,061
OPERATING EXPENSES:
Oil and natural gas operating expenses	1,802,049	1,220,092	4,044,514	2,425,166
Severance and ad valorem taxes	1,784,837	1,210,208	3,651,325	2,254,922
Depletion, depreciation, amortization and accretion	8,938,998	5,141,387	17,574,627	10,383,802
General and administrative expense:
Deferred compensation - repriced options	(90,259)	337,386	171,645	1,448,485
Deferred compensation - restricted stock	262,745	114,600	406,344	211,100
Bad debt expense	—	—	11,000	—
Other general and administrative expenses	2,357,413	1,731,453	4,836,138	3,632,280
Total operating expenses	15,055,783	9,755,126	30,695,593	20,355,755
OPERATING INCOME	11,154,670	6,092,278	18,458,705	11,306,306
OTHER INCOME AND EXPENSE:
Interest income	24,129	4,023	56,475	8,031
Interest expense, net of amounts capitalized	—	(105,405)	—	(219,683)
Amortization of deferred loan costs	(35,535)	(40,748)	(71,070)	(70,384)
INCOME BEFORE INCOME TAXES	11,143,264	5,950,148	18,444,110	11,024,270
INCOME TAX EXPENSE	(3,933,752)	(2,094,067)	(6,511,068)	(3,884,953)
NET INCOME	$7,209,512	$3,856,081	$11,933,042	$7,139,317
BASIC EARNINGS PER SHARE	$0.42	$0.30	$0.70	$0.56
DILUTED EARNINGS PER SHARE	$0.40	$0.28	$0.67	$0.53
BASIC WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	17,120,163	12,940,504	17,081,493	12,833,226
DILUTED WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	17,796,443	13,588,578	17,744,965	13,412,589
Production:
Gas - Mcf	3,082,932	2,298,064	6,285,166	4,720,044
Natural gas liquids (NGL) - Bbls	83,156	57,602	167,239	127,086
Oil - Bbls	79,583	45,832	162,594	99,660
Gas Equivalent - Mcfe	4,059,334	2,918,668	8,264,164	6,080,520
Realized Product Prices:
Gas - $per Mcf (A)	$6.76	$5.75	$6.28	$5.54
NGL - $per Bbl	$17.15	$14.87	$17.31	$14.96
Oil - $per Bbl (A)(B)	$49.56	$38.97	$41.62	$36.07
Gas Equivalent - $per Mcfe (A)	$6.46	$5.43	$5.95	$5.21

Notes:
(A)	Includes the effect of hedging and derivative transactions.
(B)

The average realized price, excluding unrealized derivative losses/gains related to our oil collars, were $45.43 per barrel and $45.03 per barrel for the three-month and six-month periods ended June 30, 2005 and $36.05 per barrel and $34.27 per barrel for the three-month and six-month periods ended June 30, 2004.

EDGE PETROLEUM CORPORATION
Non-GAAP Disclosure Reconciliation

	Three Months Ended June 30,		Six Months Ended June 30,

	2005	2004	2005	2004

Net cash flow provided by operating activities	$15,770,388	$10,771,673	$33,739,398	$23,247,372
Changes in working capital accounts	4,192,917	678,800	3,495,250	(288,592)
Net cash flow provided by operations before working capital changes	$19,963,305	$11,450,473	$37,234,648	$22,958,780

Note:

Management believes that net cash flow provided by operating activities before working capital changes is relevant and useful information that is commonly used by analysts, investors and other interested parties in the oil and gas industry as a financial indicator of an oil and gas company’s ability to generate cash used to internally fund exploration and development activities and to service debt.  Net cash flow provided by operating activities before working capital changes is not a measure of financial performance prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered in isolation or as an alternative to net cash flow provided by operating activities.  In addition, since net cash flow provided by operating activities before working capital changes is not a term defined by GAAP, it might not be comparable to similarly titled measures used by other companies.

CONTACT:  Michael G. Long, Chief Financial Officer of Edge Petroleum Corporation, +1-713-654-8960/
Web site:  http://www.edgepet.com /